UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 8, 2017

EDGEWATER TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-20971	71-0788538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
200 Harvard Mill Square Suite 210, Wakefield, Massachusetts 01880
(Address of Principal Executive Offices) (Zip Code)

(781) 246-3343
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Removal of President, Chief Executive Officer and Chairman of the Board

On March 8, 2017, the Board of Directors (the “Board”) of Edgewater Technology, Inc., a Delaware corporation (the “Company”), voted to remove without cause Shirley Singleton as the Company’s President and Chief Executive Officer, effective immediately. The Board also voted to remove Ms. Singleton as Chairman of the Board. Ms. Singleton continues to serve as a member of the Board.

The Employment Agreement, dated as of June 12, 2007, as amended, with Ms. Singleton provides that, if Ms. Singleton is terminated without cause, then the Company is required to pay Ms. Singleton a lump-sum payment equal to two (2) times her annual base salary in effect at the time of such termination plus an amount equal to her bonus target for 2016. In no event will the bonus paid exceed one (1) year’s annual base salary. The total amounts due will be payable in two installments: (a) thirty (30) days after the date of termination, a first payment equal to the greater of (i) $510,000 or (ii) two (2) times Ms. Singleton’s annual base salary in effect at the time of such termination; and (b) six months after the date of such termination, a second payment equal to the excess of (i) the amount of the severance payment, over (ii) the amount paid under section (a) above. In addition, all unvested options and restricted stock awards become immediately vested and exercisable, and Ms. Singleton’s healthcare, life insurance and disability coverage continue for a period of two years following termination.

Appointment of Interim President and Interim Chief Executive Officer; Election of Chairman of the Board

On March 8, 2017, the Board appointed Jeffrey L. Rutherford, age 56, as Interim President and Interim Chief Executive Officer, effective immediately. The Board also elected Mr. Rutherford as Chairman of the Board, effective immediately. Mr. Rutherford joined the Board on February 16, 2017.

Mr. Rutherford served as Vice President and Chief Financial Officer at Ferro Corporation (NYSE: FOE), an international coatings and colors manufacturing business, from April 2012 to September 2016. From July 2008 to April 2012, Mr. Rutherford served as Vice President and Chief Financial Officer at Park-Ohio Holdings Corp (NASDAQ: PKOH), an international industrial supply and diversified manufacturing business. Mr. Rutherford served as the Vice President and Chief Financial Officer at UAP Holdings Corp. from October 2007 to June 2008. At the time UAP Holdings Corp. (NASDAQ: UAPH) was a publicly traded company that distributed agricultural inputs throughout North America. In 2008, UAP Holdings Corp. was acquired by Agrium Inc. (NYSE: AGU). Previously, Mr. Rutherford served as the President, Chief Executive Officer and Chief Financial Officer at LESCO, Inc. (NASDAQ: LSCO), which at the time was a publicly traded company that distributed inputs to the professional turf industry, from 2002 to 2007. Mr. Rutherford also served on the board of directors of LESCO, Inc., from 2006 to 2007. LESCO, Inc. was subsequently acquired by Deere & Co. (NYSE: DE) in 2007. Mr. Rutherford served as Chief Financial Officer and Senior Executive Vice President of OfficeMax, Inc. (formerly NYSE: OMX), a retailer of office products and supplies, from 1997 to 2002, after having previously served as its Senior Vice President and Treasurer, from February to July 1997. From 1983 to 1996, Mr. Rutherford worked at Arthur Andersen, a consulting and accounting firm.  Mr. Rutherford earned his Bachelor’s degree in Business Administration and Accounting from Baldwin Wallace College.

Lead Independent Director; Committee Matters

On March 8, 2017, the Board elected Frederick DiSanto as its Lead Independent Director and appointed members of the Board to the following Board Committees:

Audit Committee

Nancy Leaming, Chair

Timothy Whelan

Kurtis Wolf

Compensation Committee

Stephen Bova, Chair

Matthew Carpenter

Nancy Leaming

Governance and Nominating Committee

Timothy Whelan, Chair

Matthew Carpenter

Kurtis Wolf

Change in Executive Compensation

On March 8, 2017, the Compensation Committee of the Board of Directors (the “Committee”) of Edgewater Technology, Inc. (the “Company”) adopted and approved changes to the existing compensation arrangements for the Company’s named executive officers and established an annual base salary compensation level for Mr. Rutherford in connection with his appointment as Interim President and Interim Chief Executive Officer.

The Committee approved an increase to the annual base salary compensation level, effective January 1, 2017, for Robin Ranzal-Knowles, the President of Edgewater Technology-Ranzal, Inc. (to $425,000 from $375,000), Timothy R. Oakes, the Company’s Chief Financial Officer (to $350,000 from $325,000), and Kristin Zaepfel, the Company’s Vice President, Human Resources (to $225,000 from $215,000).  The Committee also established an annual base salary for Mr. Rutherford of $392,500.

Item 8.01. Other Events.

On March 9, 2017, the Company issued a press release (the “Press Release”) relating to the removal of Ms. Singleton as Chief Executive Officer and the appointment of Mr. Rutherford as Interim Chief Executive Officer. A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release of Edgewater Technology, Inc., dated March 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWATER TECHNOLOGY, INC.

Date: March 9, 2017	By:	/s/ Timothy R. Oakes
Timothy R. Oakes
Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release of Edgewater Technology, Inc., dated March 9, 2017.